EXHIBIT 15.1

Auditor’s Consent

Statement by Experts

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 29, 2011, in the Form 20-F: Annual Report dated June 30, 2011, Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934, of Global Green Matrix Corp. formerly known as Poly-Pacific International Inc. for the registration of 21,243,055 shares of its common stock.

/s/ K.R. Margetson Ltd.
Vancouver, BC	Signed
July 18, 2010	Chartered Accountant